SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) December 20, 2004
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 8.01 - Other Events

The Board of Directors of S&T Bancorp, Inc. declared a $0.27 per share cash dividend at its regular meeting held December 20, 2004. The dividend is payable on January 25, 2005 to shareholders of record on December 31, 2004. This dividend represents an 3.8 percent increase over the same period last year and a 2.9 percent annualized yield using the December 17, 2004 closing stock price of $37.25. The Board of Directors also approved a share repurchase authorization of up to one million shares or approximately 4.0 percent of shares outstanding through year-end 2005.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
December 20, 2004	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary